Exhibit 10.1
RESOLUTION
OF THE
GLOBAL CHIEF HUMAN RESOURCES OFFICER OF
MARRIOTT INTERNATIONAL, INC.
REGARDING THE
MARRIOTT INTERNATIONAL, INC. EXECUTIVE DEFERRED COMPENSATION PLAN

    WHEREAS, Marriott International, Inc. (the “Company”) maintains the Marriott International, Inc. Executive Deferred Compensation Plan (the “Plan”);

    WHEREAS, under Section 7.3 of the Plan, the Company’s Board of Directors (“Board”) may amend the Plan from time to time;

    WHEREAS, on August 6, 2009, the Board authorized the Executive Vice President, Global Chief Human Resources Officer, now the Global Chief Human Resources Officer, to amend the Plan as he deems necessary or advisable, provided that no such amendment materially increases the cost to the Company of maintaining the Plan;

WHEREAS, the Global Chief Human Resources Officer desires to amend the Plan to clarify the definition of compensation under the Plan, the threshold compensation for purposes of Plan eligibility, eligibility for General Managers, to accelerate vesting for MEFCU participants and to make other administrative updates;

    NOW THEREFORE, BE IT RESOLVED, that the Plan shall be amended as follows, effective January 1, 2021, except as otherwise provided:

1.Section 1.4 of the Plan is amended as follows:

1.4     “Committee" means the Human Resources and Compensation Committee appointed by the Board of Directors of Marriott International, Inc.

2.Effective for Election Years on or after January 1, 2022, Section 1.7 of the Plan shall be amended as follows:

1.7    “Compensation” means:

(a)For Employees, “Compensation” as defined for purposes of computing contributions under the Retirement Savings Plan, with the following adjustments:

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(i)Compensation includes pay subject to an Election to defer under this Plan;

(ii)Compensation includes LTCI Compensation payable to the Employee;

(iii)Compensation includes pay (excluding severance) that is earned during the Election Year and paid at any time after the Employee’s Separation from Service;

(iv)Compensation excludes any pay received during payroll periods in which the Employee is on non-tax equalized foreign assignments (i.e., an expatriate ineligible for the RSP); and

(b)For Non-Employee Directors, fees payable by the Company during the Election Year.

See Section 1.20(a) regarding compensation for purposes of determining Plan-eligibility.

3.Section 1.16 is amended as follows:

1.16    "HR Officer" means the most senior human resources executive of the Company, as designated by the Chief Executive Officer of the Company.

4.Effective for Election Years on or after January 1, 2022, Section 1.20(a) is amended as follows:

(a)    An Employee who satisfies all of the following:
(i)     the Employee is eligible to participate in the Retirement Savings Plan as of a date in the Election Year;
(ii)     the Employee meets or exceeds the “Eligibility Compensation Threshold” as set forth in subsection (1) or (2):
(1)the Employee’s compensation equals or exceeds the threshold amount under Code Section 414(q)(1)(B)(i) for a highly compensated employee, for each of the two calendar years immediately preceding the Election Year. For this purpose, compensation will be defined under Treasury Regulation Section 1.415(c)-2(d)(4) (W-2 wages), plus all amounts elected under Code Section 125; this
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definition of compensation excludes any Election made by the Employee to defer pay into this Plan.
(2)The Employee’s base salary rate equals or exceeds $150,000 immediately prior to the first day of the enrollment period for the Election Year.
(iii)     the Employee is employed in a position for which the compensation grade level corresponds with the following Market Reference Codes:
(1)For the General Manager structure, Market Reference Code 85 or above;
(2)For the General Managers of Marriott Select Brands (MSB), Market Reference Code 84; or
(3)For all other positions, Market Reference Code 11 or above or salary grade 53 or above.
(iv)     the Employee is exempt from the minimum wage and overtime provisions under the Fair Labor Standards Act; and
(v)     the Employee is not employed as a temporary Employee in the Company’s Flex Staffing units.
An Employee shall become a Participant on the first day of an Election Year. An Employee may become a Participant on the first day of an Election Year only if the Employee met all the conditions of the preceding paragraph (except subparagraph (a)(i)) as of the first day of such Election Year.

5.Effective for Election Years on or after January 1, 2022, a new Appendix C shall be added to the Plan to provide as follows:

APPENDIX C
MARRIOTT EMPLOYEES FEDERAL CREDIT UNION EXECUTIVE DEFERRED BONUS PLAN
Notwithstanding any other provision in the Plan and consistent with Section 409A of the Internal Revenue Code, for any Employee who was a participant in the Marriott Employees Federal Credit Union Executive Deferred Bonus Plan (the “MEFCU Plan”) and whose “Bonus Accrual” (as defined in the MEFCU Plan”) has been, since September 2014, credited to the Deferred Compensation Reserve under this Plan, for Bonus Accruals on and after January 1, 2022, the MEFCU Plan
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Participant shall not be subject to the vesting schedule in the MEFCU Plan, but shall be 100% vested in the Bonus Accrual. Notwithstanding the foregoing, there shall be no changes to the time or form of payment originally elected under the MEFCU Plan.

    IN WITNESS WHEREOF, the Global Chief Human Resources Officer at Marriott International, Inc. has executed this resolution this 18th day of August 2021.

                        ______________________________
                        David A. Rodriguez
                        Global Chief Human Resources Officer
                        Marriott International, Inc.

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